Exhibit 99.1
BRINKER INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2026 RESULTS AND PROVIDES FISCAL 2027 GUIDANCE
DALLAS (August 12, 2026) – Brinker International, Inc. (NYSE: EAT) today announced its financial results for the fourth quarter and fiscal year ended June 24, 2026 and provided guidance for fiscal 2027.
Fourth Quarter and Full Year Fiscal 2026 Financial Highlights
“Q4 2026 completes five consecutive years of Chili’s same-store sales growth, delivering an unprecedented 71% cumulative increase over that time,” said Kevin Hochman, President and CEO of Brinker International. “Our strong brand relevance, industry-leading value proposition, streamlined operations, and significant restaurant investments have created a competitive moat that positions Chili's to deliver sustainable, profitable growth.”
In the fourth quarter of fiscal 2026, Company sales were $1,521.2 million compared to $1,448.9 million in the fourth quarter of fiscal 2025. Company comparable restaurant sales increased 5.0% in the fourth quarter of fiscal 2026, including 5.6% for Chili’s, as the brand drove positive traffic and continued outperformance against the casual dining industry. Chili's sustained strong performance reflects disciplined execution across the business. Continued investments in food quality, service, atmosphere, menu innovation, everyday value, and high-impact marketing reinforced the strength of the brand and attracted new guests, reinforcing the Company's confidence in its ability to deliver sustainable long-term growth. Chili’s momentum accelerated in July with the sustained success of the Big Crispy chicken sandwich and other brand initiatives. Net income per diluted share and Net income per diluted share, excluding special items, non-GAAP, increased 30.0% and 23.3%, respectively, for the fourth quarter of fiscal 2026 compared to the fourth quarter of fiscal 2025.
During fiscal 2026, the Company utilized operational cash flow to repurchase $400.0 million of the Company’s common stock. Effective August 10, 2026, our Board of Directors authorized a total of $750.0 million under our existing share repurchase program.
Financial results for the fourth quarter and full year of fiscal 2026 and fiscal 2025 were as follows (in millions, except per share amounts and percentages):

	Fourth Quarter			Fiscal Year
	2026	2025	Variance	2026	2025	Variance
Company sales	$1,521.2	$1,448.9	$72.3	$5,750.9	$5,335.3	$415.6
Total revenues	$1,535.8	$1,461.9	$73.9	$5,807.4	$5,384.2	$423.2

Operating income	$167.0	$142.7	$24.3	$619.9	$512.0	$107.9
Operating income as a % of Total revenues	10.9%	9.8%	1.1%	10.7%	9.5%	1.2%
Restaurant operating margin, non-GAAP(1)	$273.4	$258.2	$15.2	$1,026.4	$933.5	$92.9
Restaurant operating margin as a % of Company sales, non-GAAP(1)	18.0%	17.8%	0.2%	17.8%	17.5%	0.3%
Net income	$131.1	$107.0	$24.1	$487.0	$383.1	$103.9
Adjusted EBITDA, non-GAAP(1)	$227.6	$212.4	$15.2	$847.2	$760.4	$86.8

Net income per diluted share	$2.99	$2.30	$0.69	$10.87	$8.32	$2.55
Net income per diluted share, excluding special items, non-GAAP(1)	$3.07	$2.49	$0.58	$10.74	$8.90	$1.84

Comparable Restaurant Sales(2)

	Q4:26 vs 25	FY:26 vs 25
Brinker	5.0%	8.1%
Chili’s	5.6%	9.2%
Maggiano’s	(2.5)%	(3.9)%
(1)See Non-GAAP Information and Reconciliations section below for more details.
(2)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed for 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
Subsequent to the end of the fiscal year, on July 16, 2026, the Company redeemed the outstanding $350.0 million 8.25% notes, and the payoff was funded with borrowings from the revolving credit facility. During the fourth quarter of fiscal 2026, the Company executed an agreement with a franchisee for the acquisition of 12 Chili’s restaurants located in Alabama and Mississippi, including the real estate for six of the locations, and the transaction is expected to close on August 27, 2026.
Full Year Fiscal 2027 Guidance
We are providing the following select financial guidance for fiscal 2027 which includes a 53rd operating week in the fourth quarter. We estimate the impact of the additional operating week to be an increase of approximately 2.0% in Total revenues and $0.70 in Net income per diluted share, excluding special items, non-GAAP:

Total revenues	$6.15 billion - $6.27 billion
Net income per diluted share, excluding special items, non-GAAP	$12.60 - $13.40
Capital expenditures	$265.0 million - $285.0 million
Diluted weighted average shares	42.0 million - 43.0 million
The risks outlined in the Forward-Looking Statements paragraph of this press release, among other risks, could cause actual results to differ materially from forecasted results. We are unable to reliably forecast special items without unreasonable effort. As such, we do not present a reconciliation of forecasted non-GAAP measures to the corresponding GAAP measures.

Fourth Quarter of Fiscal 2026 Operating Performance
Segment Performance
The table below presents selected financial information (in millions, except as noted) related to our segments’ operational performance for the thirteen week periods ended June 24, 2026 and June 25, 2025:

	Chili’s			Maggiano’s
	Fourth Quarter		Variance	Fourth Quarter		Variance
	2026	2025		2026	2025
Company sales	$1,408.6	$1,326.8	$81.8	$112.6	$122.1	$(9.5)
Franchise revenues	14.4	12.8	1.6	0.2	0.2	—
Total revenues	$1,423.0	$1,339.6	$83.4	$112.8	$122.3	$(9.5)

Company restaurant expenses(1)	$1,146.7	$1,085.4	$61.3	$101.0	$105.8	$(4.8)
Company restaurant expenses as a % of Company sales	81.4%	81.8%	(0.4)%	89.7%	86.7%	3.0%

Operating income - GAAP	$214.2	$177.3	$36.9	$1.0	$13.4	$(12.4)
Operating income (loss) as a % of Total revenues	15.1%	13.2%	1.9%	0.9%	11.0%	(10.1)%

Restaurant operating margin, non-GAAP(2)	$261.9	$241.4	$20.5	$11.6	$16.3	$(4.7)
Restaurant operating margin as a % of Company sales, non-GAAP(2)	18.6%	18.2%	0.4%	10.3%	13.3%	(3.0)%
(1)Company restaurant expenses includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges.
(2)See Non-GAAP Information and Reconciliations section below for more details.
Chili’s
•Chili’s Company sales increased primarily due to favorable comparable restaurant sales driven by menu pricing and higher traffic.
•Chili’s Company restaurant expenses, as a percentage of Company sales, decreased primarily due to sales leverage and lower manager bonus, partially offset by unfavorable Food and beverage costs, higher advertising, hourly labor, delivery fees and to-go supplies, manager salaries, and other restaurant expenses. Food and beverage costs were negatively impacted by higher beef costs and a temporary increase in produce costs due to a late freeze in Florida.
•Chili’s franchisees generated sales of approximately $301.2 million for the fourth quarter of fiscal 2026 compared to $262.3 million for the fourth quarter of fiscal 2025.
Maggiano’s
•Maggiano’s Company sales decreased primarily due to lower traffic and restaurant closures, partially offset by menu pricing.
•Maggiano’s Company restaurant expenses, as a percentage of Company sales, increased primarily due to sales deleverage, unfavorable Food and beverage costs, higher pre-opening costs, partially offset by lower worker’s compensation and general liability insurance, repairs and maintenance, and advertising.

Corporate
•On a GAAP basis, the effective income tax rate was 17.3% in the fourth quarter of fiscal 2026. The effective income tax rate is lower than the statutory rate of 21.0% primarily due to leverage of the FICA tip credit. Excluding the impact of special items, the effective income tax rate was an expense of 17.6% in the fourth quarter of fiscal 2026.
Webcast Information
Investors and interested parties are invited to listen to today’s conference call, as management will provide further details of the quarter and business updates. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Brinker Investor Relations page. The call will be broadcast live today, August 12, 2026 at 9 a.m. CDT:
https://investors.brinker.com/events-and-presentations/
For those who are unable to listen to the live broadcast, a replay of the call will be available shortly thereafter.
Additional financial information, including statements of income which detail operations excluding special items, and comparable restaurant sales trends by brand, is also available on Brinker’s website under the Financial Information section of the Investor tab.
Forward Calendar
•SEC Form 10-K for the year of fiscal 2026 filing on or before August 24, 2026
•Earnings release call for the first quarter of fiscal 2027 on October 28, 2026
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, and Maggiano’s Little Italy.® Founded in 1975 in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in the United States, 28 other countries and two U.S. territories. Our passion is making everyone feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only based on our current plans and expectations as of the date such statements are made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances arising after the date such statements are made. Forward-looking statements are neither predictions nor guarantees of future events or performance and are subject to risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements. Such risks and uncertainties include, among other things, the impact of general economic conditions, including inflation, on economic activity and on our operations; disruptions on our business including consumer demand, costs, product mix, our strategic initiatives, operations, technology and assets, and our financial performance; the impact of current and potential tariffs and trade barriers; the impact of competition, including competitors employing our same strategies or discounting their offerings; changes in consumer preferences, including shifts in their brand preferences; food-borne illness outbreaks; consumer perception of food safety; reduced consumer discretionary spending; governmental regulations; the effectiveness of the Company's business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management and team members; increasing regulation surrounding wage inflation and competitive labor markets; the impact of social media, including the potential governmental ban of platforms used by the Company in its marketing initiatives; reputational damage or unfavorable publicity for our brands, which may result from actions of franchisees not within our control; reliance on technology and third party delivery providers; failure to protect the security of data of our guests and team members; product availability and supply chain disruptions; regional business and economic conditions; volatility in consumer, commodity, transportation, labor, currency and capital markets; litigation; franchisee success; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; downgrades in credit ratings; changes in estimates regarding our assets; actions of activist shareholders; our pursuit of or failure to comply with new environmental and sustainability requirements; our pursuit of or failure to achieve any goals, targets or objectives with respect to sustainability matters; adverse weather conditions; terrorist acts; cybersecurity, artificial intelligence and phishing threats; health epidemics or pandemics; tax reform; inadequate insurance coverage; and limitations imposed by our credit agreements as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

BRINKER INTERNATIONAL, INC.
Consolidated Statements of Comprehensive Income (Unaudited)
(In millions, except per share amounts)

	Thirteen Week Periods Ended		Fifty-Two Week Periods Ended
	June 24, 2026	June 25, 2025	June 24, 2026	June 25, 2025
Revenues
Company sales	$1,521.2	$1,448.9	$5,750.9	$5,335.3
Franchise revenues	14.6	13.0	56.5	48.9
Total revenues	1,535.8	1,461.9	5,807.4	5,384.2
Operating costs and expenses
Food and beverage costs	399.4	369.3	1,487.6	1,350.6
Restaurant labor	476.4	466.7	1,810.2	1,717.3
Restaurant expenses	372.0	354.7	1,426.7	1,333.9
Depreciation and amortization	55.5	57.9	218.7	206.6
General and administrative	60.4	58.8	235.7	222.0
Other (gains) and charges(1)	5.1	11.8	8.6	41.8
Total operating costs and expenses	1,368.8	1,319.2	5,187.5	4,872.2
Operating income	167.0	142.7	619.9	512.0
Interest expenses	9.2	10.9	40.5	53.1
Other income, net	(0.7)	(0.4)	(1.5)	(1.1)
Income before income taxes	158.5	132.2	580.9	460.0
Provision for income taxes	27.4	25.2	93.9	76.9
Net income	$131.1	$107.0	$487.0	$383.1

Basic net income per share	$3.08	$2.41	$11.16	$8.60

Diluted net income per share	$2.99	$2.30	$10.87	$8.32

Basic weighted average shares outstanding	42.6	44.5	43.6	44.6

Diluted weighted average shares outstanding	43.9	46.5	44.8	46.1

Other comprehensive income (loss)
Foreign currency translation adjustment	$(0.2)	$0.2	$(0.3)	$(0.1)
Comprehensive income	$130.9	$107.2	$486.7	$383.0

(1)Other (gains) and charges included in the Consolidated Statements of Comprehensive Income (Unaudited):

	Thirteen Week Periods Ended		Fifty-Two Week Periods Ended
	June 24, 2026	June 25, 2025	June 24, 2026	June 25, 2025
Restaurant-level impairment charges	$5.7	$4.6	$5.7	$4.6
Litigation & claims, net	1.0	11.3	3.4	22.4
Restaurant closure asset write-offs and charges	0.5	1.8	2.7	4.1
Severance and other benefit charges	—	0.1	1.7	2.4
Enterprise system implementation costs	—	2.1	—	14.1
Lease contingencies	—	0.2	—	1.7
Lease modification gain, net	(1.1)	(3.9)	(3.7)	(5.1)
Loss from natural disasters, net (of insurance recoveries)	(0.2)	(4.4)	(2.2)	(3.7)
Other, net	(0.8)	—	1.0	1.3
Total other (gains) and charges	$5.1	$11.8	$8.6	$41.8
BRINKER INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 24, 2026	June 25, 2025
ASSETS
Total current assets	$307.7	$207.0
Net property and equipment	967.4	952.7
Operating lease assets	1,205.9	1,149.1
Deferred income taxes, net	69.1	101.4
Other assets	264.9	268.4
Total assets	$2,815.0	$2,678.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$676.7	$675.6
Long-term debt and finance leases, less current installments	419.7	426.0
Long-term operating lease liabilities, less current portion	1,194.3	1,135.3
Other liabilities	80.6	70.8
Total shareholders’ equity	443.7	370.9
Total liabilities and shareholders' equity	$2,815.0	$2,678.6

BRINKER INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Fifty-Two Week Periods Ended
	June 24, 2026	June 25, 2025
Cash flows from operating activities
Net income	$487.0	$383.1
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation and amortization	218.7	206.6
Deferred income taxes, net	32.2	12.6
Non-cash other (gains) and charges	12.1	25.7
Stock-based compensation	32.2	31.4
Net loss on disposal of assets	10.3	11.7
Other	1.8	2.6
Changes in assets and liabilities	(4.9)	5.3
Net cash provided by operating activities	789.4	679.0
Cash flows from investing activities
Payments for property and equipment	(231.9)	(265.3)
Proceeds from sale of assets	0.4	1.0
Insurance recoveries	0.5	0.9
Net cash used in investing activities	(231.0)	(263.4)
Cash flows from financing activities
Borrowings on revolving credit facility	650.0	885.0
Payments on revolving credit facility	(650.0)	(885.0)
Purchases of treasury stock	(443.9)	(90.2)
Payments on long-term debt	(24.1)	(375.8)
Proceeds from issuance of treasury stock	0.7	8.3
Payments for debt issuance costs	—	(3.6)
Net cash used in financing activities	(467.3)	(461.3)
Net change in cash and cash equivalents	91.1	(45.7)
Cash and cash equivalents at beginning of period	18.9	64.6
Cash and cash equivalents at end of period	$110.0	$18.9

BRINKER INTERNATIONAL, INC.
Restaurant Summary

			Fiscal 2026 New Openings
	Total Restaurants Open at June 24, 2026	Total Restaurants Open at June 25, 2025	Fourth Quarter Openings	Fiscal Year Openings
Company-owned restaurants
Chili’s domestic	1,110	1,109	1	6
Chili’s international	4	4	—	—
Maggiano’s domestic	49	49	—	—
Total Company-owned	1,163	1,162	1	6
Franchise restaurants
Chili’s domestic	99	99	1	4
Chili’s international	370	364	6	23
Maggiano’s domestic	3	3	—	—
Total franchise	472	466	7	27
Total Company-owned and franchise
Chili’s domestic	1,209	1,208	2	10
Chili’s international	374	368	6	23
Maggiano’s domestic	52	52	—	—
Total	1,635	1,628	8	33
NON-GAAP INFORMATION AND RECONCILIATIONS
Comparable Restaurant Sales
Q4 26 and Q4 25

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift Impact(2)		Traffic Impact
	Q4:26 vs 25	Q4:25 vs 24	Q4:26 vs 25	Q4:25 vs 24	Q4:26 vs 25	Q4:25 vs 24	Q4:26 vs 25	Q4:25 vs 24
Company-owned	5.0%	21.3%	4.2%	3.0%	(0.2)%	4.5%	1.0%	13.8%
Chili’s	5.6%	23.7%	4.3%	2.7%	(0.2)%	4.7%	1.5%	16.3%
Maggiano’s	(2.5)%	(0.4)%	2.9%	7.0%	(0.1)%	1.5%	(5.3)%	(8.9)%
Franchise(3)	5.6%	11.4%
U.S.	8.3%	15.5%
International	4.0%	9.0%
Chili’s domestic(4)	5.9%	23.2%
System-wide(5)	5.1%	19.8%

FY 26 and FY 25

	Comparable Restaurant Sales(1)		Price Impact		Mix-Shift Impact(2)		Traffic Impact
	FY:26 vs 25	FY:25 vs 24	FY:26 vs 25	FY:25 vs 24	FY:26 vs 25	FY:25 vs 24	FY:26 vs 25	FY:25 vs 24
Company-owned	8.1%	22.7%	4.4%	4.8%	1.2%	4.4%	2.5%	13.5%
Chili’s	9.2%	25.3%	4.4%	4.5%	1.2%	4.8%	3.6%	16.0%
Maggiano’s	(3.9)%	1.5%	5.0%	7.8%	0.4%	1.2%	(9.3)%	(7.5)%
Franchise(3)	8.6%	11.7%
U.S.	10.6%	19.9%
International	7.3%	6.8%
Chili’s domestic(4)	9.4%	25.0%
System-wide(5)	8.2%	21.0%
(1)Comparable Restaurant Sales include all restaurants that have been in operation for more than 18 full months. Restaurants temporarily closed 14 days or more are excluded from Comparable Restaurant Sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Mix-Shift is calculated as the year-over-year percentage change in Company sales resulting from the change in menu items ordered by guests.
(3)Franchise sales generated by franchisees are not included in Total revenues in the Consolidated Statements of Comprehensive Income (Unaudited); however, we generate royalty revenues and advertising fees based on franchisee revenues, where applicable. We believe presenting Franchise Comparable Restaurant Sales provides investors relevant information regarding total brand performance.
(4)Chili’s domestic Comparable Restaurant Sales percentages are derived from sales generated by Company-owned and franchise-operated Chili’s restaurants in the United States.
(5)System-wide Comparable Restaurant Sales are derived from sales generated by Chili’s and Maggiano’s Company-owned and franchise-operated restaurants.
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	Fourth Quarter				Fiscal Year
	Q4 26	EPS Q4 26	Q4 25	EPS Q4 25	FY 26	EPS FY 26	FY 25	EPS FY 25
Net income, GAAP	$131.1	$2.99	$107.0	$2.30	$487.0	$10.87	$383.1	$8.32
Special items - Other (gains) and charges(1)	5.1	0.11	11.8	0.25	8.6	0.19	41.8	0.91
Income tax effect related to special items(2)	(1.2)	(0.03)	(2.6)	(0.05)	(2.1)	(0.04)	(10.1)	(0.22)
Special items, net of taxes	3.9	0.08	9.2	0.20	6.5	0.15	31.7	0.69
Adjustment for special tax items(3)	(0.1)	—	(0.3)	(0.01)	(12.4)	(0.28)	(4.8)	(0.11)
Net income, excluding special items, non-GAAP	$134.9	$3.07	$115.9	$2.49	$481.1	$10.74	$410.0	$8.90
(1)See footnote (1) to the Consolidated Statements of Comprehensive Income (Unaudited) for additional details on the composition of Other (gains) and charges.
(2)Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period.
(3)Adjustment for special tax items primarily represents excess tax benefits associated with stock-based compensation.

Reconciliation of Restaurant Operating Margin (in millions, except percentages)
Q4 26 and Q4 25

	Chili’s		Maggiano’s		Brinker
	Q4 26	Q4 25	Q4 26	Q4 25	Q4 26	Q4 25
Operating income - GAAP	$214.2	$177.3	$1.0	$13.4	$167.0	$142.7
Operating income as a % of Total revenues	15.1%	13.2%	0.9%	11.0%	10.9%	9.8%

Operating income - GAAP	$214.2	$177.3	$1.0	$13.4	$167.0	$142.7
Less: Franchise revenues	(14.4)	(12.8)	(0.2)	(0.2)	(14.6)	(13.0)
Plus: Depreciation and amortization	48.1	51.3	4.7	4.3	55.5	57.9
General and administrative	13.6	13.7	1.7	1.8	60.4	58.8
Other (gains) and charges	0.4	11.9	4.4	(3.0)	5.1	11.8
Restaurant operating margin, non-GAAP	$261.9	$241.4	$11.6	$16.3	$273.4	$258.2
Restaurant operating margin as a % of Company sales, non-GAAP	18.6%	18.2%	10.3%	13.3%	18.0%	17.8%
FY 26 and FY 25

	Chili’s		Maggiano’s		Brinker
	FY 26	FY 25	FY 26	FY 25	FY 26	FY 25
Operating income, GAAP	$792.6	$644.0	$16.5	$60.1	$619.9	$512.0
Operating income as a % of Total revenues	14.8%	13.2%	3.6%	12.0%	10.7%	9.5%

Operating income, GAAP	$792.6	$644.0	$16.5	$60.1	$619.9	$512.0
Less: Franchise revenues	(55.6)	(48.1)	(0.9)	(0.8)	(56.5)	(48.9)
Plus: Depreciation and amortization	189.9	182.5	17.8	14.6	218.7	206.6
General and administrative	54.1	50.4	6.7	9.7	235.7	222.0
Other (gains) and charges	0.5	23.7	5.7	(1.8)	8.6	41.8
Restaurant operating margin, non-GAAP	$981.5	$852.5	$45.8	$81.8	$1,026.4	$933.5
Restaurant operating margin as a % of Company sales, non-GAAP	18.5%	17.6%	10.1%	16.3%	17.8%	17.5%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.
Reconciliation of Adjusted EBITDA (in millions)
Adjusted EBITDA is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to net income as an indicator of financial performance. Brinker believes presenting Adjusted EBITDA provides a useful measure of our operating performance, excluding the impacts of financing costs, capital expenditures and special items. We define Adjusted EBITDA as Net income before Provision for income taxes, Other income, net, Interest expenses, Depreciation and amortization and Other (gains) and charges.

	Quarter		Year-to-Date
	Q4 26	Q4 25	Q4 26	Q4 25
Net income - GAAP	$131.1	$107.0	$487.0	$383.1
Provision for income taxes	27.4	25.2	93.9	76.9
Other income, net	(0.7)	(0.4)	(1.5)	(1.1)
Interest expenses	9.2	10.9	40.5	53.1
Depreciation and amortization	55.5	57.9	218.7	206.6
Other (gains) and charges	5.1	11.8	8.6	41.8
Adjusted EBITDA, non-GAAP	$227.6	$212.4	$847.2	$760.4

FOR ADDITIONAL INFORMATION, CONTACT:

KIM SANDERS
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019